August 13, 1996



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                   Re: Credit Depot Corporation (the "Company") Registration Statement on Form S-3,
                            (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

         Accompanying this letter for filing pursuant to the Securities Act of 1933, as amended, is a conformed copy of the Company's Registration Statement relating to a public offering of 10,505,718 shares of Common Stock of the Company, including 10,505,718 shares issuable upon conversion or exercise of outstanding convertible securities or warrants, to be sold by certain selling stockholders. Manually executed signatures pages and consents have been executed prior to the time of this electronic filing.

         In payment of the registration fee, $11,094.40 was transferred to the Commission's account by federal wire transfer as required pursuant to rule 13(c) of Regulation S-T on August 13, 1996 prior to 11:30 a.m. Eastern Standard Time and was assigned reference number 878.

         If you have any questions concerning the enclosed materials or require any further information, please call Steven A. Fishman at (212) 503-2051.

                             Very truly yours,

                             BACHNER, TALLY, POLEVOY & MISHER LLP

                             By:   S/STEVEN A. FISHMAN

                                   Steven A. Fishman
SAF/js
Enclosures

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